UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2020

AMERICAN OIL & GAS INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-180164	99-0372611
(Commission File Number)	(IRS Employer Identification No.)

Circuito Playa Del Carmen Av. Los Amores No. 400-68 Bucerias, Nayarit Mexico 63732	77027
(Address of Principal Executive Offices)	(Zip Code)

Phone: +523221984348

(Registrant's Telephone Number, Including Area Code)

2100 West Loop South, Suite 700

Houston, TX

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2020, by resolution of a majority of the shareholders of the registrant, Michael Noble was elected as the sole director of the Company. Pursuant to his election, the Board of Directors appointed Michael Noble as sole officer to act as Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary.

Michael Noble is currently the co-owner of Tequila Pharmacy, located in Bucerias, Mexico from February 2018 until present. Tequila Pharmacy currently runs two tequila stores specializing in small batch Tequila and Mezcal. From August 2013 to December 2017 he was the owner of Bignoblinski Green Cross Pharmacy, a medical marijuana company located in Bangkok, Thailand. From December 2006 until March 2013 he was the sole officer and director of Lucky Strike Explorations Inc., a junior mining exploration company located in Bangkok, Thailand. From September 2005 until July 2013 he was a financial consultant for Theravitae, a stem cell research company and Global Satellite Broadcasting Corporation, Ltd., a flat screen advertising company, both located in Bangkok, Thailand. From July 2002 until September 2005 he was also co-founder and director of Zen-cool, a ginseng health drink company in Bangkok, Thailand. Prior to this he was an insurance and financial consultant with Prudential Insurance in Calgary, Canada.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

On November 17, 2020, the Board of Directors of the registrant changed the fiscal year end of the Company from January 31st to October 31st.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2020

By:	/s/ Michael Noble
Name:	Michael Noble
Title:	President

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